                                                                      Exhibit 21


                                  SUBSIDIARIES
                                  ------------

All of the following subsidiaries are either directly or indirectly owned by The TJX Companies, Inc.

                                                         STATE OR JURISDICTION                   NAME UNDER WHICH
                                                           OF INCORPORATION                        DOES BUSINESS
OPERATING SUBSIDIARIES                                     OR ORGANIZATION                        (IF DIFFERENT)
----------------------                                   ---------------------                   ----------------
NBC Attire Inc.                                            Massachusetts
Newton Buying Corp.                                        Delaware
NBC Distributors Inc.                                      Massachusetts
NBC Merchants, Inc.                                        Indiana
NBC Charlotte Merchants, Inc.                              North Carolina
NBC Nevada Merchants, Inc.                                 Nevada
NBC Philadelphia Merchants, Inc.                           Pennsylvania
NBC Pittston Merchants, Inc.                               Pennsylvania
Marmaxx Operating Corp.                                    Delaware                              T.J. Maxx/Marshalls
Marshalls Atlanta Merchants, Inc.                          Georgia
Marshalls Bridgewater Merchants, Inc.                      Virginia
Marshalls Woburn Merchants, Inc.                           Massachusetts
Marshalls of MA, Inc.                                      Massachusetts
New York Department Stores                                 Puerto Rico                           Marshalls
    de Puerto Rico, Inc.
Marshalls of Richfield, MN, Inc.                           Minnesota
Marshalls of Northridge-Devonshire, CA, Inc.               California
Marshalls of Glen Burnie, MD, Inc.                         Maryland
Marshalls of Beacon, VA, Inc.                              Virginia
Marshalls of Laredo, TX, Inc.                              Texas
Marshalls of Calumet City, IL, Inc.                        Illinois
Marshalls of Chicago-Clark, IL, Inc.                       Illinois
Marshalls of Streamwood, IL, Inc.                          Illinois
Marshalls of Chicago-Brickyard, IL, Inc.                   Illinois
Marshalls of Matteson, IL, Inc.                            Illinois
Marshalls of Elizabeth, NJ, Inc.                           New Jersey
Marshalls of Nevada, Inc.                                  Nevada
Newton Buying Company of CA, Inc.                          Delaware                              Marshalls
Strathmex Corp.                                            Delaware
HomeGoods, Inc.                                            Delaware
H.G. Merchants, Inc.                                       Massachusetts
H.G. Indiana Distributors, Inc.                            Indiana
HomeGoods of Puerto Rico, Inc.                             Puerto Rico
Winners Merchants Inc.                                     Ontario, Canada
NBC Apparel, Inc.                                          Delaware
NBC Apparel                                                United Kingdom                        T.K. Maxx
NBC Apparel Group                                          United Kingdom
T.K. Maxx                                                  United Kingdom
NBC Apparel Management Limited                             United Kingdom
TJX Netherlands B.V.                                       Netherlands                           T.K. Max
T.K. Maxx Ireland                                          Ireland
Concord Buying Group, Inc.                                 New Hampshire                         A.J. Wright
AJW Merchants Inc.                                         Massachusetts                         A.J. Wright
NBC Manager, LLC                                           Delaware
NBC Trust                                                  Massachusetts

                                  SUBSIDIARIES
                                    CONTINUED
                                  ------------

                                                          STATE OR JURISDICTION                  NAME UNDER WHICH
                                                           OF INCORPORATION                       DOES BUSINESS
OPERATING SUBSIDIARIES                                     OR ORGANIZATION                        (IF DIFFERENT)
----------------------                                    ---------------------                  -----------------
NBC Operating, LLC                                         Delaware
T.J. Maxx of CA, LLC                                       Delaware
T.J. Maxx of IL, LLC                                       Delaware
Marshalls of CA, LLC                                       Delaware
Marshalls of IL, LLC                                       Delaware
NYDS, LLC                                                  Delaware

LEASING SUBSIDIARIES
--------------------

Cochituate Realty, Inc.                                    Massachusetts
NBC First Realty Corp.                                     Indiana
NBC Second Realty Corp.                                    Massachusetts
NBC Fourth Realty Corp.                                    Nevada
NBC Fifth Realty Corp.                                     Illinois
NBC Sixth Realty Corp.                                     North Carolina
NBC Seventh Realty Corp.                                   Pennsylvania
AJW Realty of Fall River, Inc.                             Massachusetts
H.G. Brownsburg Realty Corp.                               Indiana
H.G. Conn. Realty Corp.                                    Delaware